Exhibit 99.1

LKQ CORPORATION ANNOUNCES RECORD RESULTS FOR SECOND QUARTER 2014

•Revenue growth of 36.5% to a quarterly record of $1.71 billion
•Diluted EPS of $0.34 ($0.35, as adjusted)
•Net income growth of 38.5% to a record $104.9 million
•Organic revenue growth for parts and services of 8.1%
•Annual guidance updated

Chicago, IL (July 31, 2014) - LKQ Corporation (Nasdaq:LKQ) today reported record revenue for the second quarter of 2014 of $1.71 billion, an increase of 36.5% as compared to $1.25 billion in the second quarter of 2013. Net income for the second quarter of 2014 was $104.9 million, an increase of 38.5% as compared to $75.7 million for the same period of 2013. Diluted earnings per share of $0.34 for the second quarter ended June 30, 2014 increased 36.0% from $0.25 for the second quarter of 2013. The Company noted that adjusted diluted earnings per share would have been $0.35 for second quarter 2014 compared to $0.26 for the second quarter of 2013 after adjusting for any net losses resulting from restructuring and acquisition related expenses, losses on debt extinguishment and changes in fair value of contingent consideration liabilities.

“Despite a tough second quarter 2013 comparative, we were able to achieve 8.1% organic revenue growth for parts and services. Total revenue growth of 36.5% converted to net income growth of 38.5% demonstrating the benefits of our organic growth and the success of our disciplined acquisition program. Our 2014 acquisition of Keystone Automotive in our specialty segment is performing well and ahead of our expectations," stated Robert L. Wagman, President and Chief Executive Officer of LKQ Corporation.

On a six month year-to-date basis, revenue was $3.33 billion, an increase of 36.2% from $2.45 billion for the comparable period of 2013. Parts and services organic revenue growth for the first six months of 2014 was 9.2%. Net income for the first six months of 2014 was $209.5 million, as compared to $160.3 million for the first half of 2013. Diluted earnings per share was $0.69 for the first six months of 2014, as compared to $0.53 for the comparable period of 2013.

Balance Sheet and Liquidity

As of June 30, 2014, LKQ’s balance sheet reflected cash and equivalents of $110 million and outstanding debt of $1.95 billion, including obligations outstanding under the Company’s credit facility of $1.18 billion ($444 million of term loans and $731 million of revolver borrowings), senior notes of $600 million, and outstanding borrowings under the Company's asset securitization program of $80 million. Total availability under the Company’s credit facility at June 30, 2014 was approximately $1.1 billion.

Other Events

On May 30, 2014, the Company completed its acquisition of five Netherlands parts distributors, all of which were customers of and distributors for LKQ’s Netherlands subsidiary, Sator Holding B.V. The companies acquired were Rijsbergen Cartal Beheer B.V., Pala Holding B.V., Primaparts Automaterialen B.V., Slager Automaterialen B.V. and VEAM B.V.

In addition to the acquisition of five Netherlands parts distributors, during the second quarter of 2014, LKQ made six acquisitions: a paint distributor in Texas; a self serve yard in Georgia; a paint distributor with six locations in Ontario, Canada; a paint distributor in New York; an aftermarket collision parts distributor with locations in Florida and Georgia; and a tire recycler in Ohio.

LKQ’s European operations opened nine Euro Car Parts branches in the second quarter of 2014. As of June 30, 2014, the Company operated from 165 Euro Car Parts branches and 25 paint distribution branches in the United Kingdom. LKQ’s Sator business opened a new distribution warehouse in Lyon, France in the quarter; the Company now has three branches in France.

On June 30, 2014, the Company entered into a Patent License Agreement with Chrysler Group LLC (“Chrysler”) whereby LKQ was granted a license under certain Chrysler design patents in connection with LKQ’s distribution and sale of aftermarket collision parts in the United States. As part of the agreement, Chrysler dismissed the complaint it filed in January 2014 against LKQ alleging that the distribution of certain aftermarket parts by LKQ infringed Chrysler’s design patents relating to its Dodge Ram pickup truck.

Company Outlook

The Company updated its guidance for 2014.

	Updated Guidance	Prior Guidance
Organic revenue growth (parts & services)	8.0% to 10.0%	8.0% to 10.0%
Adjusted net income	$405 million to $430 million	$400 million to $430 million
Adjusted diluted EPS	$1.32 to $1.40	$1.30 to $1.40
Cash flow from operations	Approximately $375 million	Approximately $375 million
Capital expenditures	$110 million to $140 million	$110 million to $140 million

Guidance is based on current conditions (including acquisitions completed through June 30, 2014) and excludes any impact of restructuring and acquisition related expenses; gains or losses related to acquisitions or divestitures (including changes in the fair value of contingent consideration liabilities); loss on debt extinguishment; and capital spending related to future business acquisitions.

Quarterly Conference Call

LKQ will host a conference call and Webcast on July 31, 2014 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) with members of senior management to discuss the Company's results.

To access the investor conference call, please dial (877) 407-0668. International access to the call may be obtained by dialing (201) 689-8558. The audio webcast can be accessed via the Company's website at www.lkqcorp.com in the Investor Relations section.

A replay of the conference call will be available by telephone at (877) 660-6853 or (201) 612-7415 for international calls. The telephone replay will require you to enter conference ID: 13583005#. An online replay of the audio webcast will be available on the Company's website. Both formats of replay will be available through August 22, 2014. Please allow approximately two hours after the live presentation before attempting to access the replay.

About LKQ Corporation

LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles.  LKQ has operations in North America, the United Kingdom, the Netherlands, Belgium, France, Australia and Taiwan. LKQ operates more than 700 facilities, offering its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

Forward Looking Statements

The statements in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding our outlook or guidance, expectations, beliefs, hopes, intentions or strategies. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ materially from those expressed or implied in the forward looking statements as a result of various factors.

These factors include:

•	uncertainty as to changes in North American and European general economic activity and the impact of these changes on the demand for our products and our ability to obtain financing for operations;

•	fluctuations in the pricing of new original equipment manufacturer ("OEM") replacement products;

•	the availability and cost of our inventory;

•	variations in the number of vehicles sold, vehicle accident rates, miles driven and the age profile of vehicles in accidents;

•	changes in state or federal laws or regulations affecting our business;

•	inaccuracies in the data relating to our industry published by independent sources upon which we rely;

•	changes in the level of acceptance and promotion of alternative automotive parts by insurance companies and auto repairers;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	increasing competition in the automotive parts industry;

•	our ability to satisfy our debt obligations and to operate within the limitations imposed by financing agreements;

•	our ability to obtain financing on acceptable terms to finance our growth;

•	declines in the values of our assets;

•	fluctuations in fuel and other commodity prices;

•	fluctuations in the prices of scrap metal and other metals;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	our ability to identify sufficient acquisition candidates at reasonable prices to maintain our growth objectives;

•	our ability to integrate, realize expected synergies, and successfully operate acquired companies and any companies acquired in the future, and the risks associated with these companies;

•	claims by OEMs or others that attempt to restrict or eliminate the sale of alternative automotive products;

•	termination of business relationships with insurance companies that promote the use of our products;

•	product liability claims by the end users of our products or claims by other parties who we have promised to indemnify for product liability matters;

•	costs associated with recalls of the products we sell;

•	currency fluctuations in the U.S. dollar, pound sterling and euro versus other currencies;

•	instability in regions in which we operate that can affect our supply of certain products;

•	interruptions, outages or breaches of our operational systems, security systems, or infrastructure as a result of attacks on, or malfunctions of, our systems;

•	uncertainty as to the impact on our industry of any terrorist attacks or responses to terrorist attacks; and

•	other risks that are described in our Form 10-K filed March 3, 2014 and in other reports filed by us from time to time with the Securities and Exchange Commission.

You should not place undue reliance on these forward-looking statements. All of these forward-looking statements are based on our expectations as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Joseph P. Boutross-Director, Investor Relations
LKQ Corporation
(312) 621-2793
jpboutross@lkqcorp.com

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenue	$1,709,132	$1,251,748	$3,334,909	$2,447,745
Cost of goods sold	1,038,073	741,875	2,011,966	1,435,923
Gross margin	671,059	509,873	1,322,943	1,011,822
Facility and warehouse expenses	128,506	102,885	254,665	203,131
Distribution expenses	146,544	106,583	283,873	210,440
Selling, general and administrative expenses	186,585	146,012	371,115	283,068
Restructuring and acquisition related expenses	5,901	3,680	9,222	5,185
Depreciation and amortization	29,927	19,335	56,638	37,032
Operating income	173,596	131,378	347,430	272,966
Other expense (income):
Interest expense, net	15,628	12,492	31,746	21,087
Loss on debt extinguishment	—	2,795	324	2,795
Change in fair value of contingent consideration liabilities	(790)	230	(2,012)	1,053
Other income, net	(907)	(577)	(1,003)	(175)
Total other expense, net	13,931	14,940	29,055	24,760
Income before provision for income taxes	159,665	116,438	318,375	248,206
Provision for income taxes	54,341	40,716	108,362	87,892
Equity in earnings of unconsolidated subsidiaries	(442)	—	(478)	—
Net income	$104,882	$75,722	$209,535	$160,314
Earnings per share:
Basic	$0.35	$0.25	$0.69	$0.54
Diluted	$0.34	$0.25	$0.69	$0.53
Weighted average common shares outstanding:
Basic	302,030	299,159	301,719	298,690
Diluted	305,837	303,657	305,677	303,295

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	June 30, 2014	December 31, 2013
Assets
Current Assets:
Cash and equivalents	$109,564	$150,488
Receivables, net	624,300	458,094
Inventory	1,346,723	1,076,952
Deferred income taxes	74,092	63,938
Prepaid expenses and other current assets	86,047	50,345
Total Current Assets	2,240,726	1,799,817
Property and Equipment, net	621,600	546,651
Intangibles	2,539,372	2,091,183
Other Assets	97,147	81,123
Total Assets	$5,498,845	$4,518,774
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$392,659	$349,069
Accrued expenses	248,632	198,769
Contingent consideration liabilities	2,304	52,465
Other current liabilities	35,126	36,115
Current portion of long-term obligations	71,487	41,535
Total Current Liabilities	750,208	677,953
Long-Term Obligations, Excluding Current Portion	1,879,837	1,264,246
Deferred Income Taxes	160,452	133,822
Other Noncurrent Liabilities	105,832	92,008
Commitments and Contingencies
Stockholders’ Equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 302,189,513 and 300,805,276 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	3,022	3,008
Additional paid-in capital	1,031,807	1,006,084
Retained earnings	1,531,177	1,321,642
Accumulated other comprehensive income	36,510	20,011
Total Stockholders’ Equity	2,602,516	2,350,745
Total Liabilities and Stockholders’ Equity	$5,498,845	$4,518,774

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended
	June 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$209,535	$160,314
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	58,893	39,711
Stock-based compensation expense	11,783	10,562
Excess tax benefit from stock-based payments	(9,747)	(10,902)
Other	1,645	6,126
Changes in operating assets and liabilities, net of effects from acquisitions:
Receivables	(71,779)	(50,320)
Inventory	(40,773)	(6,227)
Prepaid income taxes/income taxes payable	9,653	34,521
Accounts payable	(20,549)	14,361
Other operating assets and liabilities	3,543	11,344
Net cash provided by operating activities	152,204	209,490
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(67,331)	(40,151)
Proceeds from sales of property and equipment	2,581	1,251
Investments in unconsolidated subsidiaries	(2,240)	—
Acquisitions, net of cash acquired	(635,332)	(308,579)
Net cash used in investing activities	(702,322)	(347,479)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	4,207	10,604
Excess tax benefit from stock-based payments	9,747	10,902
Debt issuance costs	(3,715)	(16,521)
Net borrowings of long-term and other obligations	496,232	236,167
Net cash provided by financing activities	506,471	241,152
Effect of exchange rate changes on cash and equivalents	2,723	(1,343)
Net (decrease) increase in cash and equivalents	(40,924)	101,820
Cash and equivalents, beginning of period	150,488	59,770
Cash and equivalents, end of period	$109,564	$161,590

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Supplementary Data
(In thousands, except per share data)

	Three Months Ended June 30,
Operating Highlights	2014		2013
		% of Revenue		% of Revenue	Change	% Change
Revenue	$1,709,132	100.0%	$1,251,748	100.0%	$457,384	36.5%
Cost of goods sold	1,038,073	60.7%	741,875	59.3%	296,198	39.9%
Gross margin	671,059	39.3%	509,873	40.7%	161,186	31.6%
Facility and warehouse expenses	128,506	7.5%	102,885	8.2%	25,621	24.9%
Distribution expenses	146,544	8.6%	106,583	8.5%	39,961	37.5%
Selling, general and administrative expenses	186,585	10.9%	146,012	11.7%	40,573	27.8%
Restructuring and acquisition related expenses	5,901	0.3%	3,680	0.3%	2,221	60.4%
Depreciation and amortization	29,927	1.8%	19,335	1.5%	10,592	54.8%
Operating income	173,596	10.2%	131,378	10.5%	42,218	32.1%
Other expense (income):
Interest expense, net	15,628	0.9%	12,492	1.0%	3,136	25.1%
Loss on debt extinguishment	—	0.0%	2,795	0.2%	(2,795)	n/m
Change in fair value of contingent consideration liabilities	(790)	(0.0)%	230	0.0%	(1,020)	n/m
Other income, net	(907)	(0.1)%	(577)	(0.0)%	(330)	57.2%
Total other expense, net	13,931	0.8%	14,940	1.2%	(1,009)	(6.8)%
Income before provision for income taxes	159,665	9.3%	116,438	9.3%	43,227	37.1%
Provision for income taxes	54,341	3.2%	40,716	3.3%	13,625	33.5%
Equity in earnings of unconsolidated subsidiaries	(442)	(0.0)%	—	0.0%	(442)	n/m
Net income	$104,882	6.1%	$75,722	6.0%	$29,160	38.5%
Earnings per share:
Basic	$0.35		$0.25		$0.10	40.0%
Diluted	$0.34		$0.25		$0.09	36.0%
Weighted average common shares outstanding:
Basic	302,030		299,159		2,871	1.0%
Diluted	305,837		303,657		2,180	0.7%

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Supplementary Data
(In thousands, except per share data)

	Six Months Ended June 30,
Operating Highlights	2014		2013
		% of Revenue		% of Revenue	Change	% Change
Revenue	$3,334,909	100.0%	$2,447,745	100.0%	$887,164	36.2%
Cost of goods sold	2,011,966	60.3%	1,435,923	58.7%	576,043	40.1%
Gross margin	1,322,943	39.7%	1,011,822	41.3%	311,121	30.7%
Facility and warehouse expenses	254,665	7.6%	203,131	8.3%	51,534	25.4%
Distribution expenses	283,873	8.5%	210,440	8.6%	73,433	34.9%
Selling, general and administrative expenses	371,115	11.1%	283,068	11.6%	88,047	31.1%
Restructuring and acquisition related expenses	9,222	0.3%	5,185	0.2%	4,037	77.9%
Depreciation and amortization	56,638	1.7%	37,032	1.5%	19,606	52.9%
Operating income	347,430	10.4%	272,966	11.2%	74,464	27.3%
Other expense (income):
Interest expense, net	31,746	1.0%	21,087	0.9%	10,659	50.5%
Loss on debt extinguishment	324	0.0%	2,795	0.1%	(2,471)	(88.4)%
Change in fair value of contingent consideration liabilities	(2,012)	(0.1)%	1,053	0.0%	(3,065)	n/m
Other income, net	(1,003)	(0.0)%	(175)	(0.0)%	(828)	n/m
Total other expense, net	29,055	0.9%	24,760	1.0%	4,295	17.3%
Income before provision for income taxes	318,375	9.5%	248,206	10.1%	70,169	28.3%
Provision for income taxes	108,362	3.2%	87,892	3.6%	20,470	23.3%
Equity in earnings of unconsolidated subsidiaries	(478)	(0.0)%	—	0.0%	(478)	n/m
Net income	$209,535	6.3%	$160,314	6.5%	$49,221	30.7%
Earnings per share:
Basic	$0.69		$0.54		$0.15	27.8%
Diluted	$0.69		$0.53		$0.16	30.2%
Weighted average common shares outstanding:
Basic	301,719		298,690		3,029	1.0%
Diluted	305,677		303,295		2,382	0.8%

The following unaudited tables compare certain third party revenue categories:

	Three Months Ended
	June 30,
	2014	2013	Change	% Change
	(In thousands)
Included in Unaudited Condensed Consolidated
Statements of Income of LKQ Corporation
North America	$858,193	$796,574	$61,619	7.7%
Europe	464,698	297,388	167,310	56.3%
Specialty	217,970	—	217,970	n/m
Parts and services	1,540,861	1,093,962	446,899	40.9%
Other	168,271	157,786	10,485	6.6%
Total	$1,709,132	$1,251,748	$457,384	36.5%

Revenue changes by category for the three months ended June 30, 2014 vs. 2013:

	Revenue Change Attributable to:
	Acquisition	Organic	Foreign Exchange	% Change
North America	2.9%	5.3%	(0.5)%	7.7%
Europe	32.3%	15.6%	8.4%	56.3%
Specialty	n/m	n/m	n/m	n/m
Parts and services	30.8%	8.1%	1.9%	40.9%
Other	10.6%	(3.9)%	(0.1)%	6.6%
Total	28.3%	6.6%	1.7%	36.5%

	Six Months Ended
	June 30,
	2014	2013	Change	% Change
	(In thousands)
Included in Unaudited Condensed Consolidated
Statements of Income of LKQ Corporation
North America	$1,731,972	$1,606,831	$125,141	7.8%
Europe	883,675	509,523	374,152	73.4%
Specialty	394,767	—	394,767	n/m
Parts and services	3,010,414	2,116,354	894,060	42.2%
Other	324,495	331,391	(6,896)	(2.1)%
Total	$3,334,909	$2,447,745	$887,164	36.2%

Revenue changes by category for the six months ended June 30, 2014 vs. 2013:

	Revenue Change Attributable to:
	Acquisition	Organic	Foreign Exchange	% Change
North America	2.5%	5.8%	(0.6)%	7.8%
Europe	46.1%	19.6%	7.7%	73.4%
Specialty	n/m	n/m	n/m	n/m
Parts and services	31.7%	9.2%	1.4%	42.2%
Other	9.9%	(11.9)%	(0.1)%	(2.1)%
Total	28.7%	6.3%	1.2%	36.2%

The following unaudited table reconciles Net Income to EBITDA:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(In thousands)
Net income	$104,882	$75,722	$209,535	$160,314
Depreciation and amortization	31,047	20,671	58,893	39,711
Interest expense, net	15,628	12,492	31,746	21,087
Loss on debt extinguishment (1)	—	2,795	324	2,795
Provision for income taxes	54,341	40,716	108,362	87,892
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$205,898	$152,396	$408,860	$311,799
EBITDA as a percentage of revenue	12.0%	12.2%	12.3%	12.7%

(1)	Loss on debt extinguishment is considered a component of interest in calculating EBITDA, as the write-off of debt issuance costs is similar to the treatment of debt issuance cost amortization.

We provide a reconciliation of Net Income to EBITDA as we believe it offers investors, securities analysts and other interested parties useful information regarding our results of operations because it assists in analyzing our performance and the value of our business. EBITDA provides insight into our profitability trends, and allows management and investors to analyze our operating results with and without the impact of depreciation, amortization, interest and income tax expense. We believe EBITDA is used by securities analysts, investors, and other interested parties in evaluating companies, many of which present EBITDA when reporting their results. EBITDA should not be construed as an alternative to operating income, net income or net cash provided by (used in) operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA information calculate EBITDA in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly named measures of other companies and may not be an appropriate measure for performance relative to other companies.

The following unaudited table compares revenue and Segment EBITDA by reportable segment:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(In thousands)
Revenue
North America	$1,026,090	$953,918	$2,055,389	$1,937,306
Europe	465,173	297,830	884,887	510,439
Specialty	218,400	—	395,423	—
Eliminations	(531)	—	(790)	—
Total revenue	$1,709,132	$1,251,748	$3,334,909	$2,447,745
Segment EBITDA
North America	$137,150	$118,481	$283,288	$254,548
Europe	45,945	37,825	87,100	63,489
Specialty	28,356	—	46,160	—
Total Segment EBITDA	211,451	156,306	416,548	318,037
Deduct:
Restructuring and acquisition related expenses	5,901	3,680	9,222	5,185
Change in fair value of contingent consideration liabilities	(790)	230	(2,012)	1,053
Add:
Equity in earnings of unconsolidated subsidiaries	(442)	—	(478)	—
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$205,898	$152,396	$408,860	$311,799

The key measure of segment profit or loss reviewed by our chief operating decision maker, who is our Chief Executive Officer, is Segment EBITDA. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue. Segment EBITDA excludes restructuring and acquisition related expenses, depreciation, amortization, interest, change in fair value of contingent consideration liabilities, taxes and equity in earnings of unconsolidated subsidiaries. Loss on debt extinguishment is considered a component of interest in calculating EBITDA, as the write-off of debt issuance costs is similar to the treatment of debt issuance cost amortization.

The following unaudited table reconciles Net Income and Diluted Earnings per Share to Adjusted Net Income and Adjusted Diluted Earnings per Share, respectively:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
(In thousands, except per share data)
Net income	$104,882	$75,722	$209,535	$160,314
Adjustments:
Restructuring and acquisition related expenses, net of tax	3,895	2,381	6,087	3,349
Loss on debt extinguishment, net of tax	—	1,808	214	1,808
Change in fair value of contingent consideration liabilities	(790)	230	(2,012)	1,053
Adjusted net income	$107,987	$80,141	$213,824	$166,524
Weighted average diluted common shares outstanding	305,837	303,657	305,677	303,295
Diluted earnings per share	$0.34	$0.25	$0.69	$0.53
Adjusted diluted earnings per share	$0.35	$0.26	$0.70	$0.55

We provide a reconciliation of Net Income and Diluted Earnings per Share ("EPS") to Adjusted Net Income and Adjusted Diluted EPS as we believe it offers investors, securities analysts and other interested parties useful information regarding our results of operations because it assists in analyzing our performance and the value of our business. Adjusted Net Income and Adjusted Diluted EPS are presented as supplemental measures of our performance that management believes are useful for evaluating and comparing our operating activities across reporting periods. In 2014 and 2013, the Company defines Adjusted Net Income and Adjusted Diluted EPS as Net Income and EPS adjusted to eliminate the impact of restructuring and acquisition related expenses, net of tax, loss on debt extinguishment, net of tax, and the change in fair value of contingent consideration liabilities. Because not all companies use identical calculations, this presentation of Adjusted Net Income and Adjusted Diluted EPS may not be comparable to similarly titled measures of other companies.